Exhibit 99.2

SPECIAL MEETING OF SHAREHOLDERS OF

SOUTH VALLEY BANCORP, INC.

June 28, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER

ACCOUNT NUMBER
Vote via telephone or the Internet until 11:59 PM ET the day before the Special Meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 00030300000000000000 8	062812

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
		1.	To approve the Agreement and Plan of Merger, dated April 4, 2012, among Washington Federal, Inc., South Valley Bancorp, Inc. and the Stockholders’ Representative;	☐	☐	☐

		2.	To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Merger; and	☐	☐	☐

		3.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS
PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE

NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE

BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE
SPECIAL MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM SOUTH VALLEY BANCORP, INC.
PRIOR TO THE EXECUTION OF THIS PROXY OF THE NOTICE OF SPECIAL MEETING OF
SHAREHOLDERS AND THE PROXY STATEMENT/ PROSPECTUS DATED MAY 22, 2012.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

SOUTH VALLEY BANCORP, INC.

Proxy for Special Meeting of Shareholders on June 28, 2012

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Douglas P. Kintzinger and William E. Castle, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock of South Valley Bancorp, Inc. which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of South Valley Bancorp, Inc., to be held at 5:00 P.M., Pacific Time, on June 28, 2012 at the Running Y Ranch Conference Center, 5500 Running Y Road, Klamath Falls, Oregon 97601, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)